DRAFT 2: 11.03.03

                    SEVENTH ISSUER CASH MANAGEMENT AGREEMENT


                              DATED {circle}, 2003


                               ABBEY NATIONAL PLC


                        (AS SEVENTH ISSUER CASH MANAGER)

                                       AND

                          HOLMES FINANCING (NO. 7) PLC
                              (THE SEVENTH ISSUER)

                                       AND

                              THE BANK OF NEW YORK
                      (THE SEVENTH ISSUER SECURITY TRUSTEE)




                                  ALLEN & OVERY
                                     London


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                                   CONTENTS

CLAUSE                                                                     PAGE


1.    Definitions and Interpretation..........................................1
2.    Appointment of Seventh Issuer Cash Manager..............................2
3.    The Seventh Issuer Cash Management Services.............................2
4.    Payments, Accounts, Ledgers.............................................3
5.    Payments under Seventh Issuer Currency Swaps and Termination of Seventh
      Issuer Currency Swaps...................................................5
6.    No Liability............................................................6
7.    Costs and Expenses......................................................6
8.    Information.............................................................6
9.    Remuneration............................................................8
10.   Covenants of Seventh Issuer Cash Manager................................8
11.   Seventh Issuer Cash Management Services Non-Exclusive...................9
12.   Termination.............................................................9
13.   Further Assurance......................................................12
14.   Miscellaneous..........................................................12
15.   Confidentiality........................................................13
16.   Notices................................................................14
17.   Variation and Waiver...................................................15
18.   No Partnership.........................................................15
19.   Assignment.............................................................15
20.   Exclusion of Third Party Rights........................................15
21.   Counterparts...........................................................15
22.   Governing Law..........................................................15

SCHEDULE

1.    The Cash Management Services...........................................16
2.    Cash Management and Maintenance of Ledgers.............................18
3.    Form of Seventh Issuer Quarterly Report................................25

Signatories..................................................................28


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THIS SEVENTH ISSUER CASH MANAGEMENT AGREEMENT is made on {circle} March, 2003

BETWEEN:

(1) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as cash manager (the SEVENTH ISSUER CASH MANAGER, which expression shall include such other person as may from time to time be appointed as cash manager pursuant to this Agreement);

(2) HOLMES FINANCING (NO. 7) PLC (registered number 4645659) a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the SEVENTH ISSUER); and

(3) THE BANK OF NEW YORK whose principal office is at One Canada Square, London E14 5AL in its capacity as trustee (the SEVENTH ISSUER SECURITY TRUSTEE which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Seventh Issuer Deed of Charge).

WHEREAS:

(A) On the Seventh Issuer Closing Date the Seventh Issuer will issue the Seventh Issuer Notes. From the proceeds of the issue of the Seventh Issuer Notes, the Seventh Issuer shall make the Seventh Issuer Term Advances to Funding.

(B) The Seventh Issuer Cash Manager is willing to provide cash management services to the Seventh Issuer and the Seventh Issuer Security Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 The Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy and Slaughter and May on {circle} March, 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Seventh Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule, the Seventh Issuer Master Definitions and Construction Schedule shall prevail.

                                       1

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2.    APPOINTMENT OF SEVENTH ISSUER CASH MANAGER

2.1   APPOINTMENT

      Until termination pursuant to Clause 12, the Seventh Issuer and the Seventh Issuer Security Trustee (according to their respective estates and interests) each hereby appoints the Seventh Issuer Cash Manager as its lawful agent to provide the Seventh Issuer Cash Management Services set out in this Agreement, including in relation to the Seventh Issuer Notes to be issued by the Seventh Issuer. The Seventh Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2   DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

      For the avoidance of doubt and in connection with the powers conferred under Clause 2.1, save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the Seventh Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

2.3   APPOINTMENT CONDITIONAL UPON ISSUANCE OF SEVENTH ISSUER NOTES

      The appointment pursuant to Clause 2.1 is conditional upon the issue of the Seventh Issuer Notes and shall take effect upon and from the Seventh Issuer Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the Seventh Issuer Notes has not occurred by {circle} March, 2003, or such later date as the Seventh Issuer and the Lead Manager may agree, this Agreement shall cease to be of further effect.

3.    THE SEVENTH ISSUER CASH MANAGEMENT SERVICES

3.1   GENERAL

      The Seventh Issuer Cash Manager shall provide the services set out in this Agreement (including, without limitation, the Schedules) (the SEVENTH ISSUER CASH MANAGEMENT SERVICES).

3.2   APPROVALS AND AUTHORISATIONS

      The Seventh Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Seventh Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Seventh Issuer all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Seventh Issuer and shall, so far as it reasonably can do so, perform the Seventh Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3   COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

      The Seventh Issuer Cash Management Services shall include procuring (so far as the Seventh Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Seventh Issuer with all applicable legal requirements and with the terms of the Seventh Issuer Transaction Documents, PROVIDED ALWAYS THAT the Seventh Issuer Cash Manager shall not lend or provide any sum to the Seventh Issuer and that the Seventh Issuer Cash Manager shall have no liability whatsoever to the Seventh Issuer, the Seventh Issuer Security

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      Trustee or any other person for any failure by the Seventh Issuer to make any payment due by any of them under any of the Seventh Issuer Transaction Documents (other than to the extent arising from any failure by the Seventh Issuer Cash Manager to perform any of its obligations under any of the Transaction Documents).

3.4   LIABILITY OF SEVENTH ISSUER CASH MANAGER

      (a) The Seventh Issuer Cash Manager shall indemnify each of the Seventh Issuer and the Seventh Issuer Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, bad faith or wilful default of the Seventh Issuer Cash Manager in carrying out its functions as Seventh Issuer Cash Manager under, or as a result of a breach by the Seventh Issuer Cash Manager of, the terms and provisions of this Agreement or such other Transaction Documents to which the Seventh Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

      (b) For the avoidance of doubt, the Seventh Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Seventh Issuer or the Seventh Issuer Security Trustee and/or any other person as a result of the proper performance of the Seventh Issuer Cash Management Services by the Seventh Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, bad faith or wilful default of the Seventh Issuer Cash Manager under, or as a result of a breach by the Seventh Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Transaction Documents to which the Seventh Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.    PAYMENTS, ACCOUNTS, LEDGERS

4.1   SEVENTH ISSUER BANK ACCOUNT

      (a) The Seventh Issuer Cash Manager hereby confirms that the Seventh Issuer Transaction Accounts have been established on or before the date hereof and that mandates in the agreed form will apply thereto at the Seventh Issuer Closing Date. The Seventh Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Seventh Issuer Cash Manager) that at the Seventh Issuer Closing Date the Seventh Issuer Transaction Accounts will be operative and that the Seventh Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Seventh Issuer Transaction Accounts other than as created under or permitted pursuant to the Seventh Issuer Deed of Charge.

      (b) The Seventh Issuer Cash Manager shall procure that the following amounts are paid into the Seventh Issuer Transaction Accounts:

             (i)   all  amounts  of  interest paid on the Seventh  Issuer  Term
                   Advances;

             (ii)  all  repayments of principal  on  the  Seventh  Issuer  Term
                   Advances;

             (iii) all amounts  received  by the Seventh Issuer pursuant to the
                   Dollar Currency Swap Agreements and the Euro Currency Swap Agreements; and

             (iv) any other amounts whatsoever received by or on behalf of the Seventh Issuer after the Seventh Issuer Closing Date,

      and the Seventh Issuer Cash Manager shall procure that all interest earned on the Seventh Issuer Transaction Accounts and all investment proceeds from Authorised Investments

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      purchased from amounts standing to the credit of the Seventh Issuer  Bank
      Accounts  are  credited  to  such  account.   All amounts received by the
      Seventh Issuer denominated (i) in Sterling shall be paid into the Seventh Issuer Sterling Account; (ii) in Dollars shall be paid into the Seventh Issuer Dollar Account; and (iii) in Euro shall be paid into the Seventh Issuer Euro Account.

(c) Each of the payments into the Seventh Issuer Transaction Accounts referred to in Clause shall be made forthwith upon receipt by the Seventh Issuer or the Seventh Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Seventh Issuer Cash Manager may, and shall, withdraw Cash from the Seventh Issuer Transaction Accounts, if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Seventh Issuer Cash Manager shall promptly notify each of the Seventh Issuer and the Seventh Issuer Security Trustee of any additional account which supplements or replaces any account specifically referred to in the definition of the "Seventh Issuer Transaction Accounts" in the Seventh Issuer Master Definitions and Construction Schedule.

(f) Each of the Seventh Issuer Cash Manager and the Seventh Issuer undertakes that, so far as it is able to procure the same, the Seventh Issuer Transaction Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Seventh Issuer Bank Account Agreement, be changed without prior written consent of the Seventh Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Seventh Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates, without the prior written consent of the Seventh Issuer Security Trustee, in accordance with the terms of the Seventh Issuer Bank Account Agreement.

4.2   WITHDRAWALS

(a) The Seventh Issuer Cash Manager may make withdrawals on behalf of the Seventh Issuer from the Seventh Issuer Transaction Accounts, but only until receipt of a copy of a Seventh Issuer Note Enforcement Notice served by the Seventh Issuer Security Trustee on the Seventh Issuer, as permitted by this Agreement but shall not in carrying out its functions as Seventh Issuer Cash Manager under this Agreement otherwise make withdrawals from the Seventh Issuer Transaction Accounts.

(b) Upon receipt of such a Seventh Issuer Note Enforcement Notice, no amount shall be withdrawn from the Seventh Issuer Transaction Accounts by the Seventh Issuer Cash Manager without the prior written consent of the Seventh Issuer Security Trustee.

4.3   CASH MANAGEMENT

      In administering the Seventh Issuer Transaction Accounts on behalf of the Seventh Issuer and the Seventh Issuer Security Trustee, the Seventh Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Seventh Issuer Cash Manager of a copy of any Seventh Issuer Note Enforcement Notice served on the Seventh Issuer. Following service of a Seventh Issuer Note Enforcement Notice, the Seventh Issuer Security Trustee or any Receiver appointed by the Seventh Issuer Security Trustee will administer the Seventh Issuer Transaction Accounts in accordance with the terms of the Seventh Issuer Deed of Charge.

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5.    PAYMENTS UNDER SEVENTH ISSUER CURRENCY SWAPS AND TERMINATION  OF  SEVENTH
      ISSUER CURRENCY SWAPS

5.1 Subject to the order of priorities of payment set out in this Seventh Issuer Cash Management Agreement or, as the case may be, the Seventh Issuer Deed of Charge, on each Interest Payment Date, the Seventh Issuer, or the Seventh Issuer Cash Manager on its behalf, will pay amounts received in respect of the Seventh Issuer Series 1 Term Advances (after making payments ranking higher in the order or priority of payments) to the relevant Dollar Currency Swap Provider. Amounts received from the relevant Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Series 1 Seventh Issuer Notes in accordance with the Seventh Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments.

5.2 Subject to the order or priorities of payment set out in this Seventh Issuer Cash Management Agreement or, as the case may be, the Seventh Issuer Deed of Charge, on each Interest Payment Date, the Seventh Issuer, or the Seventh Issuer Cash Manager on its behalf, will pay amounts received in respect of the Seventh Issuer Series 2 Term Advances (after making payments ranking higher in the order or priority of payments) to the relevant Dollar Currency Swap Provider. Amounts received from the relevant Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Series 2 Seventh Issuer Notes in accordance with the Seventh Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments.

5.3 Subject to the order of priorities of payment set out in this Seventh Issuer Cash Management Agreement or, as the case may be, the Seventh Issuer Deed of Charge, on each Interest Payment Date, the Seventh Issuer, or the Seventh Issuer Cash Manager on its behalf, will pay amounts received in respect of the Seventh Issuer Series 3 Term AAA Advance, the Seventh Issuer Series 4 Term AA Advance and the Seventh Issuer Series 4 Term A Advance (after making payments ranking higher in the order or priority of payments) to the Euro Currency Swap Provider. Amounts received from the Euro Currency Swap Provider will be respectively applied to pay amounts due to the holders of the Series 3 Class A Seventh Issuer Notes, the Seventh Issuer Series 4 Term AA Advance and the Seventh Issuer Series 4 Term A Advance in accordance with the Seventh Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments.

5.4 If on or prior to the date of the earlier of (i) repayment in full of the Seventh Issuer Notes or (ii) the service of a Seventh Issuer Note Enforcement Notice, any of the Dollar Currency Swaps or Euro Currency Swaps is terminated, the Seventh Issuer Cash Manager (on behalf of the Seventh Issuer and the Seventh Issuer Security Trustee) shall purchase a replacement hedge in respect of the relevant class of Seventh Issuer Notes, against fluctuations in, as appropriate, (a) the relevant currency swap rate between Dollars and Sterling or the possible variance between LIBOR for three-month Sterling deposits and (i) LIBOR for one-month Dollar deposits in relation to the Series 1 Class A Seventh Issuer Notes and/or (ii) LIBOR for three-month Dollar deposits in relation to the Series 1 Class B Seventh Issuer Notes, the Series 1 Class M Seventh Issuer Notes, the Series 2 Class A Seventh Issuer Notes, the Series 2 Class B Seventh Issuer Notes, the Series 2 Class M Seventh Issuer Notes and the Series 3 Class A Seventh Issuer Notes or (b) the relevant currency swap rate between Euro and Sterling or the possible variance between LIBOR for three-month Sterling deposits and EURIBOR for three-month Euro deposits in relation to the Series 4 Class A1 Seventh Issuer Notes, the Series 4 Class B Seventh Issuer Notes and the Series 4 Class M Issuer Notes and, in each case, on terms acceptable to the Rating Agencies and the Seventh Issuer and the Seventh Issuer Security Trustee and with a swap provider whom the Rating Agencies have previously confirmed in writing to the Seventh Issuer and the Seventh Issuer Security Trustee

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will  not  cause  the then current ratings of the Seventh Issuer  Notes  to  be
downgraded.   The Seventh  Issuer  may  apply  any  early  termination  payment received from the relevant Dollar Currency Swap Provider or Euro Currency Swap Provider, for such purpose.

5.5 If the Seventh Issuer receives a Refund Payment (as defined in SEVENTH ISSUER REVENUE RECEIPTS) then the Seventh Issuer, or the Seventh Issuer Cash Manager on its behalf, will pay over an amount equal to such Refund Payment to the relevant Seventh Issuer Swap Provider upon receipt.

6.    NO LIABILITY

      Save as otherwise provided in this Agreement, the Seventh Issuer Cash Manager shall have no liability for the obligations of either the Seventh Issuer Security Trustee or the Seventh Issuer under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Seventh Issuer Cash Manager of either Funding, the Seventh Issuer Security Trustee or the Seventh Issuer in respect of any of them.

7.    COSTS AND EXPENSES

      Subject to and in accordance with the Seventh Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments the Seventh Issuer will on each Interest Payment Date reimburse the Seventh Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Seventh Issuer Cash Manager in the performance of the Seventh Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Seventh Issuer Cash Manager on any previous Interest Payment Date and the Seventh Issuer Cash Manager shall supply the Seventh Issuer with an appropriate VAT invoice issued by the Seventh Issuer Cash Manager or, if the Seventh Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

8.    INFORMATION

8.1   USE OF I.T. SYSTEMS

      (a) The Seventh Issuer Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Seventh Issuer Cash Manager in providing the Seventh Issuer Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) to use such software.

      (b) The Seventh Issuer Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

             (i) ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

             (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Seventh Issuer elects as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.


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      (c)    The Seventh Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Seventh Issuer Cash Manager in providing the Seventh Issuer Cash Management Services.

      (d) The Seventh Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Seventh Issuer elects as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties relating to the above software insofar as the same are capable of assignment.

8.2   BANK ACCOUNT STATEMENTS

      The Seventh Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Seventh Issuer Bank Accounts and that it furnishes a copy of such statements to the Seventh Issuer and the Seventh Issuer Security Trustee.

8.3   ACCESS TO BOOKS AND RECORDS

      Subject to all applicable laws, the Seventh Issuer Cash Manager shall permit the Auditors of the Seventh Issuer and any other person nominated by the Seventh Issuer Security Trustee, (to whom the Seventh Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Seventh Issuer Cash Management Services provided by the Seventh Issuer Cash Manager and related matters in accordance with this Agreement.

8.4   STATUTORY OBLIGATIONS

      The Seventh Issuer Cash Manager will use its reasonable endeavours, on behalf of the Seventh Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Seventh Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Seventh Issuer, the Seventh Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Seventh Issuer Security Trustee, the Seventh Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Seventh Issuer.

8.5   INFORMATION COVENANTS

      (a) The Seventh Issuer Cash Manager shall provide the Seventh Issuer, the Seventh Issuer Security Trustee, the Seller and the Rating Agencies quarterly with a report in, or substantially in, the form set out in Schedule 3 in respect of the Seventh Issuer. Such quarterly report shall be delivered to the Seventh Issuer, the Seventh Issuer Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which the relevant Interest Payment Date occurs.

      (b) The Seventh Issuer Cash Manager shall provide, or procure the provision of, to the Seventh Issuer, the Seventh Issuer Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 8.4 as soon as reasonably practicable after the preparation thereof.

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      (c)    The Seventh Issuer Cash Manager shall notify the  Rating  Agencies in writing of the details of (i) any material amendment to the Seventh Issuer Transaction Documents to which the Seventh Issuer is a party; (ii) the occurrence of a Seventh Issuer Note Event of Default; and (iii) any other information relating to the Seventh Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Seventh Issuer Cash Manager's day-to-day provision of the Seventh Issuer Cash Management Services under the other terms of this Agreement.

      (d) The Seventh Issuer Cash Manager shall, at the request of the Seventh Issuer Security Trustee, furnish the Seventh Issuer Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Seventh Issuer Security Trustee to request in connection with this Agreement, PROVIDED THAT the Seventh Issuer Security Trustee shall not make such a request more than once every three months unless, in the belief of the Seventh Issuer Security Trustee, a Seventh Issuer Intercompany Loan Event of Default, Seventh Issuer Note Event of Default or Seventh Issuer Cash Manager Termination Event (as defined in Clause ) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Seventh Issuer Cash Manager's day-to-day provision of the Seventh Issuer Cash Management Services under the other terms of this Agreement.

9.    REMUNERATION

9.1   FEE PAYABLE

      The Seventh Issuer shall pay to the Seventh Issuer Cash Manager for its services hereunder a cash management fee which shall be agreed in writing between the Seventh Issuer, the Seventh Issuer Security Trustee and the Seventh Issuer Cash Manager from time to time.

9.2   PAYMENT OF FEE

      The cash management fee referred to in Clause shall be paid to the Seventh Issuer Cash Manager in arrear on each Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Seventh Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments.

10.    COVENANTS OF SEVENTH ISSUER CASH MANAGER

10.1   COVENANTS

      The Seventh Issuer Cash Manager hereby covenants with and undertakes to each of the Seventh Issuer and the Seventh Issuer Security Trustee that without prejudice to any of its specific obligations hereunder:

      (a)    it   will  devote  all  due  skill,  care  and  diligence  to  the performance of its obligations and the exercise of its discretions hereunder;

      (b) it will comply with any proper directions, orders and instructions which the Seventh Issuer or the Seventh Issuer Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Seventh Issuer Security Trustee shall prevail;

      (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Seventh Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Seventh Issuer Cash Management Services;

      (d) save as otherwise agreed with the Seventh Issuer and the Seventh Issuer Security Trustee, it will provide free of charge to the Seventh Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Seventh Issuer under this Agreement;

      (e) it will not knowingly fail to comply with any legal requirements in the performance of the Seventh Issuer Cash Management Services;

      (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

      (g) it will not without the prior written consent of the Seventh Issuer Security Trustee amend or terminate any of the Seventh Issuer Transaction Documents save in accordance with their terms.

10.2   DURATION OF COVENANTS

      The covenants of the Seventh Issuer Cash Manager in Clause shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Seventh Issuer and/or the Seventh Issuer Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

11.    SEVENTH ISSUER CASH MANAGEMENT SERVICES NON-EXCLUSIVE

      Nothing in this Agreement shall prevent the Seventh Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Seventh Issuer or the Seventh Issuer Security Trustee.

12.   TERMINATION

12.1  SEVENTH ISSUER CASH MANAGER TERMINATION EVENTS

      If any of the following events (SEVENTH ISSUER CASH MANAGER TERMINATION EVENTS) shall occur:

      (a) default is made by the Seventh Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Seventh Issuer Cash Manager becoming aware of such default and receipt by the Seventh Issuer Cash Manager of written notice from the Seventh Issuer or the Seventh Issuer Security Trustee, as the case may be, requiring the same to be remedied; or

      (b) default is made by the Seventh Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Seventh Issuer Security Trustee is materially prejudicial to the interests of the Seventh Issuer Secured Creditors and such default continues unremedied for a period of twenty days after the earlier of the Seventh Issuer Cash Manager becoming aware of such default and receipt by the Seventh Issuer Cash Manager of written notice from the Seventh Issuer Security Trustee requiring the same to be remedied; or

      (c) while the Seventh Issuer Cash Manager is the Seller, an Insolvency Event occurs,

      then the Seventh Issuer Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Seventh Issuer Cash Manager terminate its appointment as Seventh Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

12.2   RESIGNATION OF SEVENTH ISSUER CASH MANAGER

      The appointment of the Seventh Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' notice of termination given by the Seventh Issuer Cash Manager to the Seventh Issuer and the Seventh Issuer Security Trustee PROVIDED THAT:

      (a) the Seventh Issuer and the Seventh Issuer Security Trustee consent in writing to such termination;

      (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

      (c) such substitute cash manager has cash management experience and is approved by the Seventh Issuer and the Seventh Issuer Security Trustee;

      (d) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Seventh Issuer and the Seventh Issuer Security Trustee and the Seventh Issuer Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Seventh Issuer under such agreement are charged in favour of the Seventh Issuer Security Trustee on terms satisfactory to the Seventh Issuer Security Trustee; and

      (e) the then current ratings (if any) of the Seventh Issuer Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution (as defined in the Seventh Issuer Trust Deed) of the holders of the Class A Seventh Issuer Notes, the Class B Seventh Issuer Notes, the Class M Seventh Issuer Notes and the Class C Seventh Issuer Notes.

12.3   EFFECT OF TERMINATION

      (a) On and after termination of the appointment of the Seventh Issuer Cash Manager under this Agreement pursuant to this Clause , all authority and power of the Seventh Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Seventh Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Seventh Issuer or the Seventh Issuer Security Trustee pursuant to this Agreement.

      (b) Upon termination of the appointment of the Seventh Issuer Cash Manager under this Agreement pursuant to this Clause 12, the Seventh Issuer Cash Manager shall:

             (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Seventh Issuer or the Seventh Issuer Security Trustee, as the case may be) to the Seventh Issuer or the Seventh Issuer Security Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Seventh Issuer or the Seventh Issuer Security Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Seventh Issuer Cash Manager on behalf of the Seventh Issuer, the Seventh Issuer Security Trustee and any other assets of the Seventh Issuer and the Seventh Issuer Security Trustee;

             (ii) take such further action as the Seventh Issuer or the Seventh Issuer Security Trustee, as the case may be, may reasonably direct at the expense of the Seventh Issuer or the Seventh Issuer Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager) provided that the Seventh Issuer Security Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction;

             (iii) provide  all  relevant  information  contained  on  computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

             (iv) co-operate and consult with and assist the Seventh Issuer or the Seventh Issuer Security Trustee or its nominee, as the case may be, (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Seventh Issuer or the Seventh Issuer Security Trustee or such nominee, as the case may be.

12.4   NOTICE OF EVENT OF DEFAULT

      The Seventh Issuer Cash Manager shall deliver to the Seventh Issuer and the Seventh Issuer Security Trustee as soon as reasonably practicable but in any event within three Business Days of becoming aware thereof a notice of any Seventh Issuer Cash Manager Termination Event or any Seventh Issuer Note Event of Default or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Seventh Issuer Cash Manager Termination Event or Seventh Issuer Note Event of Default would constitute the same.

12.5  GENERAL PROVISIONS RELATING TO TERMINATION

      (a) Termination of this Agreement or the appointment of the Seventh Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Seventh Issuer and the Seventh Issuer Security Trustee to the Seventh Issuer Cash Manager or vice versa incurred before the date of such termination. The Seventh Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Seventh Issuer or the Seventh Issuer Security Trustee.

      (b) This Agreement shall terminate at such time as the Seventh Issuer Secured Obligations have been fully discharged.

      (c) On termination of the appointment of the Seventh Issuer Cash Manager under the provisions of this Clause 12, the Seventh Issuer Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Seventh Issuer shall pay such monies so receivable by the Seventh Issuer Cash Manager in accordance with the Seventh Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such termination shall not affect the Seventh Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Seventh Issuer other than under this Agreement.

      (d) Any provision of this Agreement, which is stated to continue after termination of the Agreement, shall remain in full force and effect notwithstanding termination.

13.   FURTHER ASSURANCE

13.1  CO-OPERATION, ETC

      The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

13.2  POWERS OF ATTORNEY

      Without prejudice to the generality of Clause 13.2, the Seventh Issuer and the Seventh Issuer Security Trustee shall upon request by the Seventh Issuer Cash Manager forthwith give to the Seventh Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Seventh Issuer Cash Manager to perform the Seventh Issuer Cash Management Services.

13.3  CHANGE OF SEVENTH ISSUER SECURITY TRUSTEE

      In the event that there is any change in the identity of the Seventh Issuer Security Trustee or an additional Seventh Issuer Security Trustee is appointed in accordance with the Seventh Issuer Deed of Charge, the Seventh Issuer Cash Manager shall execute such documents with any other parties to this Agreement and take such actions as such new Seventh Issuer Security Trustee may reasonably require for the purposes of vesting in such new Seventh Issuer Security Trustee the rights of the Seventh Issuer Security Trustee under this Agreement and under the Seventh Issuer Deed of Charge and releasing the retiring Seventh Issuer Security Trustee from further obligations thereunder and while any of the Seventh Issuer Notes remains outstanding shall give notice thereof to the Rating Agencies.

13.4  NO OBLIGATION ON SEVENTH ISSUER SECURITY TRUSTEE

      Nothing herein contained shall impose any obligation or liability on the Seventh Issuer Security Trustee to assume or perform any of the obligations of the Seventh Issuer or the Seventh Issuer Cash Manager hereunder or render it liable for any breach thereof.

14.   MISCELLANEOUS

14.1  NO SET-OFF

      The Seventh Issuer Cash Manager agrees that it will not:

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
      (a) set off or purport to set off any amount which either the Seventh Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to the Seventh Issuer Bank Accounts; or

      (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time stand to the credit of the Seventh Issuer Bank Accounts.

14.2  NO PETITION

      The Seventh Issuer Cash Manager agrees that for so long as any Seventh Issuer Notes are outstanding it will not petition or commence proceedings for the administration or winding up of the Seventh Issuer or participate in any ex parte proceedings with regard thereto.

14.3  NO RECOURSE

      (a) In relation to all sums due and payable by the Seventh Issuer to the Seventh Issuer Cash Manager, the Seventh Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Seventh Issuer pursuant to the provisions of the Seventh Issuer Transaction Documents.

      (b) For the avoidance of doubt, the Seventh Issuer Security Trustee shall not be liable to pay any amounts due under Clauses 7 and 9, but without prejudice to the obligations of the Seventh Issuer, or any Receiver appointed pursuant to the Seventh Issuer Deed of Charge in respect of such amounts.

       (c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Seventh Issuer Security Trustee under or in connection with this Agreement (other than its obligations under Clause 15) shall automatically terminate upon the discharge in full of all Seventh Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.   CONFIDENTIALITY

      During the continuance of this Agreement or after its termination, each of the Seventh Issuer, the Seventh Issuer Cash Manager and the Seventh Issuer Security Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 15 shall not apply:

      (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

      (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators or stock exchange);

      (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Seventh Issuer Note Event of Default, or a Seventh Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Seventh Issuer Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Seventh Issuer or any New Issuer) to any credit rating agency or any prospective new cash manager or Seventh Issuer Security Trustee.

16.   NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Seventh Issuer Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of the Securitisation Team,Retail Customer Risk and Decisioning;

      (b) in the case of the Seventh Issuer, to Holmes Financing (No. 7) PLC at Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Customer Risk and Decisioning; and

      (c) in the case of the Seventh Issuer Security Trustee, to The Bank of New York, One Canada Square, London E14 5AL (facsimile number 00 44 20 7964 6061/6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 16.

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

17.   VARIATION AND WAIVER

      No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.   NO PARTNERSHIP

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

19    ASSIGNMENT

19.1  ASSIGNMENT BY THE SEVENTH ISSUER

      The Seventh Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Seventh Issuer Security Trustee and the Seventh Issuer Cash Manager, except that the Seventh Issuer may assign its respective rights hereunder without such consent pursuant to the Seventh Issuer Deed of Charge.

19.2  NO ASSIGNMENT BY SEVENTH ISSUER CASH MANAGER

      The Seventh Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Seventh Issuer and the Seventh Issuer Security Trustee, such consent not to be unreasonably withheld or delayed.

20.   EXCLUSION OF THIRD PARTY RIGHTS

      The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

21.   COUNTERPARTS

      The Agreement may be executed manually or by facsimile, in one or more counterparts.

22.   GOVERNING LAW

      This Agreement is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                  SCHEDULE 1

                         THE CASH MANAGEMENT SERVICES

The Seventh Issuer Cash Manager shall:

(a) operate the Seventh Issuer Bank Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Seventh Issuer Deed of Charge, the Seventh Issuer Bank Account Agreement and any other relevant Seventh Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Seventh Issuer Cash Manager to make funds available to the Seventh Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b) keep records for all taxation purposes (including, without limitation, VAT);

(c) subject to any applicable law assist the Auditors of the Seventh Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

(d) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Seventh Issuer or required to be given by the Seventh Issuer pursuant to the Seventh Issuer Transaction Documents;

(e) arrange for all payments due to be made by the Seventh Issuer under any of the Seventh Issuer Transaction Documents, PROVIDED THAT such monies are at the relevant time available to the Seventh Issuer and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Seventh Issuer Cash Manager of all or any of the obligations of the Seventh Issuer under any of the Seventh Issuer Transaction Documents;

(f) without prejudice to the role of and in conjunction with the Seventh Issuer Corporate Services Provider under the Seventh Issuer Corporate Services Agreement, keep general books of account and records of the Seventh Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(g) without prejudice to the role of and in conjunction with the Seventh Issuer Corporate Services Provider under the Seventh Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Seventh Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(h) itself on behalf of the Seventh Issuer, PROVIDED THAT such monies are at the relevant time available to the Seventh Issuer, pay all the out-of-pocket expenses of the Seventh Issuer, incurred by the Seventh Issuer Cash Manager on behalf of the Seventh Issuer in the performance of the Seventh Issuer Cash Manager's duties hereunder including without limitation:

      (i)    all Taxes which may be due or payable by the Seventh Issuer;

      (ii) all necessary filing and other fees in compliance with regulatory requirements;

      (iii)  all legal and audit fees and other professional advisory fees; and

      (iv)   all  communication   expenses   including   postage,  courier  and
             telephone charges;

(i) with the prior written consent of the Seventh Issuer Security Trustee, the Seventh Issuer Cash Manager may invest monies standing from time to time to the credit of the Seventh Issuer Bank Accounts in Authorised Investments, subject to the following provisions:

      (i) any such Authorised Investment shall be made in the joint names of the Seventh Issuer and the Seventh Issuer Security Trustee;

      (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Seventh Issuer
             Cash Manager and the Seventh Issuer Security Trustee by the Seventh Issuer; and

      (iii) all income or proceeds following the disposal or maturity of Authorised Investments shall be credited to the Seventh Issuer Bank Account from which monies were withdrawn to make the relevant Authorised Investment.

      The Seventh Issuer Security Trustee and the Seventh Issuer Cash Manager shall not be responsible (save where any loss results from the Seventh Issuer Security Trustee's or the Seventh Issuer Cash Manager's own fraud, wilful default or negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(j)   (i)   if  necessary,  perform  all  currency conversions free of charge, cost or expense at the relevant exchange rate;

            if necessary, perform all interest rate conversions (whether it be a conversion from a floating rate of interest to a fixed rate of interest, or vice versa) free of charge, cost or expense at the relevant interest swap rate; and

      (ii)   For the purposes of any calculations referred to in sub-paragraphs
             (i) and (ii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% (or
             0.09876541)  being  rounded down to 9.87654% (or  0.0987654))  and
             (ii) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(k)   make all returns and filings  required  to  be made by the Seventh Issuer
      and  provide  or  procure  the  provision  of  company   secretarial  and
      administration services to the Seventh Issuer; and

(l) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority of the Financial Services Authority.

                                  SCHEDULE 2

                  CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.    DETERMINATION

(a) On each Seventh Issuer Note Determination Date, the Seventh Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

      (i) the amount of any Seventh Issuer Principal Receipts and Seventh Issuer Revenue Receipts available as at the following Interest Payment Date; and

      (ii) the Principal Amount Outstanding of the Seventh Issuer Notes, the Pool Factor, and the Note Principal Payment of the Seventh Issuer Notes in accordance with the Conditions.

(b) The Seventh Issuer Cash Manager may make all the determinations referred to in paragraph 1(a) on the basis of any reasonable and proper assumptions as the Seventh Issuer Cash Manager considers appropriate (including without limitation as to the amount of any payments to be made under paragraph 3 below during the period from and including the Seventh Issuer Note Determination Date to but excluding the next Interest Payment
      Date).

      The Seventh Issuer Cash Manager shall notify the Seventh Issuer and the Seventh Issuer Security Trustee on request of any such other assumptions and shall take account of any representations made by the Seventh Issuer and the Seventh Issuer Security Trustee (as the case may be) in relation thereto.

(c) Each determination made in accordance with this paragraph 1 shall (in the absence of bad faith, wilful default, negligence and manifest or demonstrable error) be final and binding on all persons.

2.    NOTIFICATION OF DETERMINATIONS

      The Seventh Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to Condition 5(C) of the Conditions are made.

3.    PRIORITY OF PAYMENTS FOR SEVENTH ISSUER REVENUE RECEIPTS

      Seventh Issuer Revenue Receipts will be applied, as applicable:

      (i)    on each Interest Payment Date; or

      (ii) on each day when due in respect of amounts due to third parties pursuant to paragraph (b) below or amounts due to the Seventh Issuer Account Banks under the Seventh Issuer Bank Account Agreement pursuant to paragraph (d) below, in each case until enforcement of the Seventh Issuer Security pursuant to the Seventh Issuer Deed of Charge or until such time as there are no Seventh Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) (the SEVENTH ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

      (a) firstly, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

             (i) any remuneration then due and payable to the Seventh Issuer Security Trustee and any amounts then due and payable or to become due and payable during the immediately following Interest Period to the Seventh Issuer Security Trustee under the Seventh Issuer Deed of Charge together with interest and any amount in respect of VAT as provided therein;

             (ii) any remuneration then due and payable to the Note Trustee and any amounts then due and payable or to become due and payable during the immediately following Interest Period to the Note Trustee under the provisions of the Seventh Issuer Trust Deed, together with interest and any amount in respect of VAT as provided therein; and

             (iii) any remuneration then  due and payable to the Agent Bank the
                   Paying Agents, the Registrar and the Transfer Agent and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to them under the provisions of the Seventh Issuer Paying Agent and Agent Bank Agreement together with any amount in respect of VAT as provided therein;

      (b) secondly, to pay any amounts due and payable by the Seventh Issuer to third party creditors and incurred without breach by the Seventh Issuer of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by the Seventh Issuer during the immediately following Interest Period and to pay or discharge any liability of the Seventh Issuer for corporation tax on any chargeable income, profit or gain of the Seventh Issuer;

      (c) thirdly, to pay pro rata and pari passu according to the respective amounts thereof of:

             (i) any remuneration then due and payable to the Seventh Issuer Cash Manager and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Seventh Issuer Cash Manager under the provisions of the Seventh Issuer Cash Management Agreement, together with VAT thereon as provided therein;

             (ii) any remuneration then due and payable to the Seventh Issuer Corporate Services Provider and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Seventh Issuer Corporate Services Provider under the Seventh Issuer Corporate Services Agreement together with interest and any amount in respect of VAT as provided therein; and

             (iii) any  remuneration then due and payable to the Seventh Issuer
                   Account Banks and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Seventh Issuer Account Banks under the Seventh Issuer Bank Account Agreement together with interest and any amount in respect of VAT as provided therein;

      (d) fourthly, to pay in no order of priority between them and pro rata according to the respective amounts thereof of:

             (i) those amounts due and payable by the Seventh Issuer to the Series 1 Class A Dollar Currency Swap Provider pursuant to the Series 1 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 1 Class A Dollar Currency Swap Provider), and from the proceeds received from the Series 1 Class A Dollar Currency Swap Provider, interest due and payable on the Series 1 Class A Seventh Issuer Notes;

             (ii) those amounts due and payable by the Seventh Issuer to the Series 2 Class A Dollar Currency Swap Provider pursuant to the Series 2 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 2 Class A Dollar Currency Swap Provider), and from the proceeds received from the Series 2 Class A Dollar Currency Swap Provider, interest due and payable on the Series 2 Class A Seventh Issuer Notes;

             (iii) those  amounts due and payable by the Seventh Issuer to  the
                   Series 3 Class A Dollar Currency Swap Provider pursuant to the Series 3 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 3 Class A Dollar Currency Swap Provider), and from the proceeds received on each Interest Payment Date from the Series 3 Class A Dollar Currency Swap Provider, interest due and payable on the Series 3 Class A Seventh Issuer Notes;

             (iv) those amounts due and payable by the Seventh Issuer to the Series 4 Class A1 Euro Currency Swap Provider pursuant to the Series 4 Class A1 Euro Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 4 Class A1 Euro Currency Swap Provider), and from the proceeds received from the Series 4 Class A1 Euro Currency Swap Provider, interest due and payable by the Seventh Issuer on the Series 4 Class A1 Seventh Issuer Notes; and

             (v) interest due and payable by the Seventh Issuer on the Series 4 Class A2 Seventh Issuer Notes;

      (e) fifthly, to pay pro rata and pari passu according to the respective amounts thereof of:

             (i) those amounts due and payable by the Seventh Issuer to the Series 1 Class B Dollar Currency Swap Provider pursuant to the Series 1 Class B Dollar Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 1 Class B Dollar Currency Swap Provider), and from the proceeds received from the Series 1 Class B Dollar Currency Swap Provider, interest due and payable on the Series 1 Class B Seventh Issuer Notes;

             (ii) those amounts due and payable by the Seventh Issuer to the Series 2 Class B Dollar Currency Swap Provider pursuant to the Series 2 Class B Dollar Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 2 Class B Dollar Currency Swap Provider), and from the proceeds received from the Series 2 Class B Dollar Currency Swap Provider, interest due and payable on the Series 2 Class B Seventh Issuer Notes;

             (iii) interest due and payable by the Seventh Issuer on the Series
                   3 Class B Seventh Issuer Notes; and

             (iv) those amounts due and payable by the Seventh Issuer to the Series 3 Class B Euro Currency Swap Provider pursuant to the Series 4 Class B Euro Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 4 Class B Euro Currency Swap Provider), and from the proceeds received from the Series 4 Class B Euro Currency Swap Provider, interest due and payable on the Series 4 Class B Seventh Issuer Notes;

      (f) sixthly, to pay pro rata and pari passu according to the respective amounts thereof of:

             (i) those amounts due and payable by the Seventh Issuer to the Series 1 Class M Dollar Currency Swap Provider pursuant to the Series 1 Class M Dollar Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by Series 1 Class M Dollar Currency Swap Provider), and from the proceeds received from the Series 1 Class M Dollar Currency Swap Provider, interest due and payable on the Series 1 Class M Seventh Issuer Notes;

             (ii) those amounts due and payable by the Seventh Issuer to the Series 2 Class M Dollar Currency Swap Provider pursuant to the Series 2 Class M Dollar Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 2 Class M Dollar Currency Swap Provider), and from the proceeds received from the Series 2 Class M Dollar Currency Swap Provider, interest due and payable on the Series 2 Class M Seventh Issuer Notes;

             (iii) interest due and payable by the Seventh Issuer on the Series
                   3 Class M Seventh Issuer Notes; and

             (iv) those amounts due and payable by the Seventh Issuer to the Series 4 Class M Euro Currency Swap Provider pursuant to the Series 4 Class M Euro Currency Swap Agreement (except for any termination payment due and payable by the Seventh Issuer following a Seventh Issuer Swap Provider Default by the Series 4 Class M Euro Currency Swap Provider), and from the proceeds received from the Series 4 Class M Euro Currency Swap Provider, interest due and payable on the Series 4 Class M Seventh Issuer Notes;

      (g) seventhly, to pay pro rata and pari passu according to the respective amounts thereof of:

             (i) any termination payments due and payable by the Seventh Issuer under the Series 1 Class A Dollar Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 1 Class A Dollar Currency Swap Provider;

             (ii) any termination payments due and payable by the Seventh Issuer under the Series 2 Class A Dollar Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 2 Class A Dollar Currency Swap Provider;

             (iii) any  termination  payments  due  and  payable by the Seventh
                   Issuer under the Series 3 Class A Dollar Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 3 Class A Dollar Currency Swap Provider; and

             (iv) any termination payments due and payable by the Seventh Issuer under the Series 4 Class A1 Euro Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 4 Class A1 Euro Currency Swap Provider; and

      (h) eighthly, to pay pro rata and pari passu according to the respective amounts thereof of:

             (i) any termination payments due and payable by the Seventh Issuer under the Series 1 Class B Dollar Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 1 Class B Dollar Currency Swap Provider;

             (ii) any termination payments due and payable by the Seventh Issuer under the Series 2 Class B Dollar Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 2 Class B Dollar Currency Swap Provider; and

             (iii) any  termination  payments  due  and  payable by the Seventh
                   Issuer under the Series 4 Class B Euro Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 4 Class B Euro Currency Swap Provider;

      (i) ninthly, to pay pro rata and pari passu according to the respective amounts thereof of:

             (i) any termination payments due and payable by the Seventh Issuer under the Series 1 Class M Dollar Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 1 Class M Dollar Currency Swap Provider;

             (ii) any termination payments due and payable by the Seventh Issuer under the Series 2 Class M Dollar Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series Class M Dollar Currency Swap Provider; and

             (iii) any termination  payments  due  and  payable  by the Seventh
                   Issuer under the Series 4 Class M Euro Currency Swap Agreement, following the occurrence of a Seventh Issuer Swap Provider Default by the Series 4 Class M Euro Currency Swap Provider;

      (j) tenthly, to pay the Seventh Issuer an amount equal to 0.01 per cent. of the interest received on the Seventh Issuer Term Advances to be retained by the Seventh Issuer as profit; and

      (k) eleventhly, to pay to shareholders of the Seventh Issuer any dividend declared by the Seventh Issuer.

4.    PRIORITY OF PAYMENTS FOR SEVENTH ISSUER PRINCIPAL RECEIPTS

      Subject to Condition 5 of the Seventh Issuer Notes, until enforcement of the Seventh Issuer Security pursuant to the Seventh Issuer Deed of Charge or until such time as there are no Seventh Issuer Notes outstanding, Seventh Issuer Principal Receipts will be applied to repay the Seventh Issuer Notes as follows:

      (a) the Series 1 Class A Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 1 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (b) the Series 2 Class A Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 2 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (c) the Series 3 Class A Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 3 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (d) the Series 4 Class A1 Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 4A1 Term AAA Advance, converted into Euros at the relevant Euro Currency Swap Rate;

      (e) the Series 4 Class A2 Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 4A2 Term AAA Advance;

      (f) the Series 1 Class B Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 1 Term AA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (g) the Series 2 Class B Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 2 Term AA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (h) the Series 3 Class B Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 3 Term AA Advance;

      (i) the Series 4 Class B Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 4 Term AA Advance converted into Euros at the relevant Euro Currency Swap Rate;

      (j) the Series 1 Class M Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 1 Term A Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (k) the Series 2 Class M Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 2 Term A Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (l) the Series 3 Class M Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 3 Term A Advance; and

      (m) the Series 4 Class M Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 4 Term A Advance converted into Euros at the relevant Euro Currency Swap Rate.

5.    RECORDS

      In addition, the Seventh Issuer Cash Manager shall ensure that a separate record is kept of any amount received from the Dollar Currency Swap
      Providers and the Euro Currency Swap Provider and pursuant to, respectively, the Dollar Currency Swap Agreements and the Euro Currency Swap Agreements.

                                  SCHEDULE 3

                    FORM OF SEVENTH ISSUER QUARTERLY REPORT

HOLMES FINANCING (NO. 7) PLC
PROFIT & LOSS ACCOUNT

PERIOD ENDED

                                                THIS QUARTER    PRIOR QUARTER

                                                {pound-sterling}{pound-sterling}

                                                -------------------------------
Interest Receivable - Inter-Company Loan        0               0
Interest Receivable - Cash Deposits

                                                                ---------------

Interest Payable - Notes
Interest Payable
                                                -------------------------------
                                                0               0
                                                -------------------------------
Net Operating Income                            0               0

Other Income

Insurance Commission

Operating Expenses

                                                -------------------------------
Profit/loss on ordinary activities before tax   0               0

Taxation

                                                -------------------------------
Profit/loss on ordinary activities after tax    0               0

Dividend                                        0               0

Retained profit brought forward                 0               0

                                                -------------------------------
Retained profit for the year                    0               0
                                                ===============================

                                       25

HOLMES FINANCING (NO. 7) PLC
BALANCE SHEET

PERIOD ENDED

                                                  {pound-sterling}{pound-sterling}
FIXED ASSET INVESTMENTS

Inter Company Lending                                            0

CURRENT ASSETS
Interest Receivable                                                              0
Other debtors                                                                    0
Cash at Bank                                                                     0
                                                                     -------------
                                                                                 0
                                                                     -------------

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Accruals                                                                         0
Interest Payable Accrual                                                         0
Taxation                                                                         0
                                                                     -------------
                                                                                 0
                                                                     -------------

Net current assets                                               0

CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR
Amount due to Noteholders                                        0

                                                     -------------
Total Assets less current liabilities                            0
                                                     =============

Share Capital                                                    0
Reserves                                                         0

                                                     -------------
                                                                 0
                                                     =============

                                              Diff               0

HOLMES FINANCING (NO. 7) PLC
NOTES OUTSTANDING

PERIOD ENDED

                                SERIES 1 CLASS A   SERIES 2 CLASS A   SERIES 3 CLASS A   SERIES 4 CLASS A
Moody's Current Rating                P -1             Aaa                Aaa                Aaa
Fitch Current Rating                  F1+              AAA                AAA                AAA
S&P Current Rating                    A-1+             AAA                AAA                AAA

                                SERIES 1 CLASS B   SERIES 2 CLASS B   SERIES 3 CLASS B   SERIES 4 CLASS B
Moody's Current Rating                Aa3              Aa3                Aa3                 Aa3
Fitch Current Rating                   AA               AA                 AA                 AA
S&P Current Rating                     AA               AA                 AA                 AA

                                SERIES 1 CLASS M   SERIES 2 CLASS M                      SERIES 3 CLASS M    SERIES 4 CLASS M
Moody's Current Rating                 A2               A2                                     A2                  A2
Fitch Current Rating                   A                A                                      A                   A
S&P Current Rating                     A                A                                      A                   A

                                SERIES 1 CLASS A   SERIES 2 CLASS A   SERIES 3 CLASS A   SERIES 4 CLASS A
Initial Note Balance
Previous Quarters Note Principal
Note Redemptions
Outstanding Note Principal

                                SERIES 1 CLASS B   SERIES 2 CLASS B   SERIES 3 CLASS B   SERIES 4 CLASS B
Initial Note Balance
Previous Quarters Note Principal
Note Redemptions
Outstanding Note Principal

                                SERIES 1 CLASS M   SERIES 2 CLASS M   SERIES 3 CLASS M   SERIES 4 CLASS M
Initial Note Balance
Previous Quarters Note Principal
Note Redemptions
Outstanding Note Principal

                                SERIES 1 CLASS A   SERIES 2 CLASS A   SERIES 3 CLASS A   SERIES 4 CLASS A
Note Interest Margins
Step Up Dates
Step Up Margins

                                SERIES 1 CLASS B   SERIES 2 CLASS B   SERIES 3 CLASS B   SERIES 4 CLASS B
Note Interest Margins
Step Up Dates
Step Up Margins

                                SERIES 1 CLASS M   SERIES 2 CLASS M   SERIES 3 CLASS M   SERIES 4 CLASS M
Note Interest Margins
Step Up Dates
Step Up Margins

                                SERIES 1 CLASS A   SERIES 2 CLASS A   SERIES 3 CLASS A   SERIES 4 CLASS A
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data

                                SERIES 1 CLASS B   SERIES 2 CLASS B   SERIES 3 CLASS B   SERIES 4 CLASS B
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data

                                SERIES 1 CLASS M   SERIES 2 CLASS M   SERIES 3 CLASS M   SERIES 4 CLASS M
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data

                                SIGNATORIES

SIGNED for and on behalf of     )
ABBEY NATIONAL PLC              )


SIGNED for and on behalf of     )
HOLMES FINANCING (NO. 7) PLC    )


SIGNED for and on behalf of     )
THE BANK OF NEW YORK            )



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